Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-135118 of General Growth Properties, Inc. on Form S-8 of our report dated June 28, 2018 appearing in the annual report on Form 11-K of GGP 401(k) Savings Plan as of December 31, 2017.

/s/ Plante & Moran, PLLC
Chicago, Illinois
June 28, 2018